UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MAY 30, 2007

ANIMAL HEALTH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33273	71-0982698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7 Village Circle, Suite 200

Westlake, Texas 76262

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (817) 859-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a material definitive agreement

On May 23, 2007, Animal Health International, Inc., through its wholly owned subsidiary Walco International, Inc. (the “Company”), and Pfizer, Inc. (“Pfizer”) entered into a Livestock Products Agreement effective as of December 23, 2006.

Under the Livestock Products Agreement, the Company is entitled to distribute certain Pfizer products to customers in the cattle and swine fields. In return, the Company is entitled to certain service incentives, fees and rebates. The Company is required to maintain sufficient inventory levels to meet anticipated customer demand and to store products in accordance with their respective label instructions. The agreement expires on December 31, 2007 and can be terminated by either party with or without cause upon thirty (30) days prior written notice. A copy of this agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Livestock Products Agreement entered into on May 23, 2007 and effective as of December 23, 2006 by and between Pfizer Inc. and Walco International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ANIMAL HEALTH INTERNATIONAL, INC.

May 30, 2007	By:	/s/ William F. Lacey
William F. Lacey Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Livestock Products Agreement entered into on May 23, 2007 and effective as of December 23, 2006 by and between Pfizer Inc. and Walco International, Inc.